EX.99.906CERT
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Lindner Investments, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of Lindner Investments for the period ended December 31, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Lindner Investments for the stated period.

/s/ Doug T. Valassis Doug T. Valassis Chairman, Lindner Investments	/s/ Robert L. Miller Robert L. Miller Treasurer, Lindner Investments

Dated: 3/3/2004	Dated: 3/3/2004

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Lindner Investments for purposes of the Securities Exchange Act of 1934.